Exhibit 10.9

PURCHASE AND SALE AGREEMENT

Red Elk Group of 13 Patented Mining Claims

Bennett Lumber Co. Mill Site Property

THIS AGREEMENT (this "Agreement"), made as of the Effective Date (as defined in paragraph 22 below), by and between New Jersey Mining Company, an Idaho corporation, (hereinafter referred to as "Purchaser"), and Green Future, LLC, an Idaho Limited Liability Company (hereinafter referred to as "Seller").

W I T N E S S E T H:

WHEREAS, Seller is the owner of the Property (as hereinafter defined); and

WHEREAS, Purchaser desires to purchase the Property from Seller;

NOW, THEREFORE, the parties have agreed and do hereby agree as follows:

 1.

Agreement of Purchase and Sale.  Subject to the provisions of this Agreement, and for the consideration herein stated, Seller agrees to sell to Purchaser and Purchaser agrees to buy from Seller all those certain tract(s) or parcel(s) of land located in the State of  Idaho and being described on Exhibit A attached hereto (hereinafter referred to as the “Property”), together with all of the Seller’s rights, title, and interest in the Property and mining claims and interests with respect thereto, surface parcels, water rights, any rights-of-way, roads, improvements, haulways, and options and other realty relating to the Property, including buildings, structures, fixtures, and other improvements located thereon, all tenements, hereditaments, easements, appurtenances and privileges thereto belonging, all timber and trees thereon, and, all mining claims maps, reports, plans, files and records, and other such material having to do with the Property including all governmental permits and allocations, and other such governmental and agency approvals as they may exist concerning the Property.

2.

Purchase Price.

(a)

The purchase price (the "Purchase Price") for the Property will be FOUR HUNDRED TWENTY FIVE THOUSAND DOLLARS AND NO/100 ($425,000), subject to adjustment or credit to the extent, if any, expressly provided in any other provision of this Agreement.  A down payment of the Purchase Price will be paid at the Closing by check of ONE HUNDRED TWENTY FIVE THOUSAND DOLLARS AND NO/100 ($125,000) (hereinafter referred to as the “Down Payment”) in immediately available funds to the Seller, or shall be paid by cashier’s check to the Seller, by the date and at the time specified in this Agreement for the Closing.

(b)

A promissory note, in the form attached hereto as Exhibit D, (hereinafter referred to as the “Promissory Note”) providing for payment of the total sum of $300,000 plus accrued interest from the date of the note at a rate of 5% per annum. The First Installment Payment will be $125,000 plus interest accrued to date on the outstanding balance on or before

PURCHASE AND SALE AGREEMENT - 1

August 15, 2014 ($125,000 + $5,167 in interest = $130,167).  The payment is credited first to interest, then to principal. Then, the Second Installment Payment is the entire interest and principal due on July 15, 2015, which is the sum of $175,000 plus interest accrued ($175,000 + $8020.83 = $183,021).

3.

Closing.

(a)

The execution and delivery of the documents and instruments for the consummation of the purchase and sale pursuant hereto (the "Closing") will take place at 3:00 p.m., local time, on April 18, 2014, at the offices of Ramsden & Lyons, or such earlier date and time, and/or such other location, as may be mutually agreeable to Seller and Purchaser.

(b)

At the Closing, Seller will execute and deliver to Purchaser (i) by warranty deed good and merchantable title to the patented mining claims and other real property in the form attached hereto as Exhibit B, conveying the Property to Purchaser using the legal description attached hereto as Exhibit A, subject to the Permitted Encumbrances (as hereinafter defined), and (ii) an owner’s affidavit in the form attached hereto as Exhibit C.

(c)

At the Closing, the Down Payment shall be disbursed by the Seller in accordance with the terms of this Agreement.

(d)

At the Closing, the Purchaser shall execute and deliver to the Seller (i) the Promissory Note in the form attached hereto as Exhibit D; (ii) a mortgage securing the note in the form attached hereto as Exhibit E (hereinafter referred to as the “Mortgage”); and, (iii) a royalty deed in the form attached hereto as Exhibit F (hereinafter referred to as the “Royalty Deed”).

 (e)

The parties agree to do such other acts and execute and deliver such other documents and instruments as are reasonably necessary for the consummation of the transactions contemplated hereby.

4.

Title.

Seller agrees to convey to Purchaser fee simple title to the Property free and clear of all liens, claims and encumbrances, except for the matters set forth on Exhibits E and F attached hereto (the "Permitted Encumbrances"), and easements of record attached hereto and incorporated herein as Exhibit B to the Owner’s Affidavit.

5.

Inspection.  Purchaser and its agents and representatives will have the right prior to the Closing to enter upon and to inspect the Property, including the right to examine, survey and perform timber cruises, environmental assessments and other tests or surveys which it may deem necessary or advisable.  Purchaser shall give reasonable advance notice to Seller prior to any such entry on the Property, and Seller shall have the right to have a representative of Seller accompany Purchaser or its agents or representatives during any such entry on the Property.

6.

Environmental Investigation and Representation.

PURCHASE AND SALE AGREEMENT - 2

(a)

  Purchaser shall have the right to inspect and examine the Property and conduct such surveys, timber cruises, environmental inspections, investigations, assessments and tests as it may deem necessary or advisable.  In the event Purchaser is not satisfied with the results of its examination and inspection of the Property, the Purchaser will have the right, exercisable at Purchaser's sole discretion, to elect to terminate this Agreement by written notice to Seller given not later than the fifth (5th) day after the Effective Date of this Agreement, and neither Purchaser nor Seller will have any further rights or obligations hereunder, except as otherwise expressly provided herein.  If Purchaser fails to give notice of termination pursuant to the preceding sentence, then Purchaser will be deemed to have elected to proceed with the consummation of the purchase and sale pursuant to this Agreement on the date of Closing.

(b)

Seller represents that, except as disclosed elsewhere in this Agreement, Seller has no knowledge or indication that the property contains any underground storage tanks, pollutants, or hazardous wastes which would or might result in liability to any owner of the land (present or future) and other provisions of federal or state laws dealing with pollution, hazardous waste and environmental protection, including but not limited to CERCLA, RCRA or other equitable state and federal law.  Seller has disclosed, however, that petroleum products have been used in machinery operated in the property in the past.

7.

Condition of Property; Damage; Condemnation.

(a)

Seller agrees that at the Closing the Property will be in substantially the same condition as exists on the Effective Date hereof.

(b)

If at any time prior to the Closing, any portion of the Property is subject to material physical damage by fire, flood, wind, earthquake or other destructive causes, or any action or proceeding is filed or threatened under which  any portion of the Property is or  may be taken pursuant to any law, ordinance or regulation by condemnation or the right of eminent domain, then Purchaser shall have the absolute right to terminate this Agreement upon the delivery of written notice to Seller, in which event neither Purchaser or Seller will have any further rights or obligations hereunder, except as otherwise expressly provided herein.

8.

Operation of Property Prior to Closing.  During the period from the Effective Date until the date of the Closing, Seller will continue to use, operate and manage the Property in the ordinary course of business and consistent with past practice, provided that unless Purchaser shall have consented thereto, Seller will neither harvest, cut or remove nor permit the harvesting, cutting or removal of any timber from the Property. Except, Seller shall have the right to conduct salvage operations in connection with fire, insect infestation or other casualty affecting the Property, which right is not intended to affect Purchaser’s right to terminate in accordance with paragraph 7(b).

 9.

Taxes; Expenses.

(a)

Ad valorem real property taxes on the Property for the tax period in which the Closing occurs will be paid for by the Purchaser as they become due.  If any portion of the Property is not designated as a separate tax parcel, said taxes will be adjusted to an amount

PURCHASE AND SALE AGREEMENT - 3

bearing the same relationship to the total tax bill which the acreage contained within such portion of the Property bears to the acreage contained within the property included within said tax bill.

(b)

Purchaser will pay (i) all costs and expenses in connection with any inspections, examinations, tests, cruises or assessments performed by or for Purchaser, (ii) all fees, and other costs and expenses in connection with any title examination conducted by Purchaser, (iii) all Deed recording costs and expenses, and (iv) the taxes in accordance with subparagraph (a) of this Section 9.

(c)

Each party will pay its respective costs and expenses of legal representation.

(d)

Seller will be solely responsible and liable for (i) any and all taxes, assessments and similar charges (including any and all fines, penalties and interest charges in connection therewith) that may be levied, assessed, and owing with respect to the Property or any part thereof for any period before the Closing.

(e)

The provisions of this paragraph 9 will survive the Closing.

10.

Default; Remedies.

 (a)

If the purchase and sale of the Property contemplated hereby is not consummated because of a default by Purchaser under this Agreement, then Seller will have the right to terminate this Agreement by giving written notice to Purchaser of its intent to so terminate two (2) business days before the intended termination date.  Upon the expiration of such 2 day period without Purchaser having cured such default Seller may terminate the contract.  Following such termination, no party will have any further rights or obligations hereunder, except as otherwise expressly provided herein.

(b)

If the purchase and sale of the Property contemplated hereby is not consummated because of a default by Seller under this Agreement, as Purchaser’s sole and exclusive remedy, Seller shall pay the costs of Purchaser’s inspection fees and attorney's fees, if any, or the sum of $10,000, whichever is the lesser.  Upon Seller’s payment of the same this Agreement shall be terminated. However, notwithstanding anything to the contrary in the previous sentence, if the reason for Seller’s default is merely to escape performance of this Agreement for the purpose of accepting an offer for sale of the Property at a price higher than herein provided,  Purchaser shall have any lawful right or remedy to which Purchaser may be entitled.

11.

Assignment.  Purchaser will not assign any of its rights or obligations under this agreement, in whole or in part, without the prior written consent of Seller, which consent may not be unreasonably withheld if the proposed assignee is demonstrated to have the financial capability of performing a party’s obligations under the agreement.  Any attempted assignment in violation of this paragraph will be deemed null and void.  This restriction upon assignment shall not apply to an assignment of Purchaser's interest under this Agreement to an Affiliate of Purchaser after written notice to Seller, which notice shall explain the relationship of the

PURCHASE AND SALE AGREEMENT - 4

Affiliate to the Purchaser.  For purposes of this Agreement, the term "Affiliate" shall mean a partnership, limited liability company, corporation, trust or similar entity that controls, is controlled by, or under common control with, the Purchaser.

12.

No Waiver.  No action or failure to act by any party hereto will constitute a waiver of any right or duty of such party under this Agreement, nor will any such action or failure to act constitute an approval of or acquiescence in any breach of this Agreement except as may be specifically agreed in writing.

13.

Notice.  Any and all notices, elections and communications required or permitted by this Agreement will be made or given in writing and will be delivered in person, sent by reputable overnight courier, or sent by postage prepaid United States mail, certified or registered, return receipt requested, to the other parties at the addresses set forth below, or such other address(es) as may be furnished by notice in accordance with this paragraph.  The effective date of a notice, election or communication given by personal delivery will be the date of such delivery.  The effective date of a notice, election or communication given by overnight courier or by mail will be the date such notice, election or communication is received by the addressee.

Seller:

[Intentionally Omitted]

with a copy to:

[Intentionally Omitted]

Purchaser:

[Intentionally Omitted]

with a copy to:

[Intentionally Omitted]

The parties agree that no notice, election or communication given under this Agreement shall be effective unless given in accordance with this paragraph to the person(s) or entity(ies) listed in this paragraph, and a notice, election or communication given to an agent representing any party shall not be effective unless such agent is listed above.

14.

Entire Agreement.  This Agreement contains the entire agreement among the parties hereto with respect to the subject matter hereof and cannot be amended or supplemented except by a written agreement signed by all parties.

15.

Captions.  The captions of paragraphs in this Agreement are for convenience and reference only and are not part of the substance hereof.

16.

Severability.  In the event that any one or more of the provisions, paragraphs, words, clauses, phrases or sentences contained in this Agreement, or the application thereof in any circumstance is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, paragraph, word, clause, phrase or sentence in every other respect and of the remaining provisions, paragraphs, words, clauses, phrases or sentences of this Agreement, will not be in any way impaired, it being the intention of the parties that this Agreement will be enforceable to the fullest extent permitted by law.

PURCHASE AND SALE AGREEMENT - 5

17.

Counterparts; Facsimile Copies.  This Agreement may be executed in counterparts which will be construed together as one instrument. It shall not be necessary when making proof of this Agreement to produce counterparts with original signatures, it being agreed that photocopies of signatures or signatures received by facsimile transmission shall have the same effect as original signatures.

18.

No Third Party Beneficiaries; Binding Effect.  Except as otherwise provided in this Agreement with respect to the Closing Agent, this Agreement is for the sole benefit of the parties hereto and their assigns and nothing contained herein will give or be construed to give to any party, other than the parties hereto and such assigns, any legal or equitable rights hereunder.  Subject to the foregoing and the provisions of paragraph 11 above, this Agreement will be binding upon and will inure to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns allowed under the provisions of Section 11 hereof.

19.

Time.

(a)

Time is of the essence of this Agreement.

(b)

If the date of Closing or the final date of any time period provided for in this Agreement falls on a day which is not a business day, then the date of Closing or the final date of such period, as the case may be, shall be automatically extended to the next succeeding business day.  As used in this Agreement, the term "business day" means any day that is not a Saturday, a Sunday or a legal holiday under the laws of the United States.

21.

Incorporation of Exhibits.  All exhibits referred to herein are hereby incorporated in this Agreement by this reference.

22.

Effective Date.  The effective date (the "Effective Date") of this Agreement will be the last date on which all parties hereto will have executed this Agreement, as indicated below.

23.

Attorneys' Fees.  Should any party to this Agreement retain counsel for the purpose of enforcing or preventing the breach of any provision of this Agreement, including, but not limited to, by instituting any action or proceeding to enforce any provision of this Agreement, for damages by reason of any alleged breach of any provision of this Agreement, for a declaration of such party's rights or obligations under this Agreement or for any other judicial remedy, then if the matter is settled by judicial determination (including arbitration), the prevailing party (whether at trial or on appeal) shall be entitled, in addition to such other relief as may be granted, to be reimbursed by the losing party for all reasonable costs and expenses incurred, including but not limited to reasonable attorneys' fees and costs (at both trial and appellate levels) for services rendered to the prevailing party.

24.

No Presumption Based on Authorship.  No provision of this Agreement shall be construed against or in favor of any party by virtue of the authorship or purported authorship thereof.

PURCHASE AND SALE AGREEMENT - 6

25.

Applicable Law and Venue.  This Agreement has been negotiated under the laws of the State of Idaho, and is to be performed in the State of Idaho.  The laws of the State of Idaho shall be applied to the construction and interpretation of this Agreement.  Any action taken to enforce the provisions of this agreement either in court or pursuant to an agreement to arbitrate shall be brought before a forum with proper jurisdiction within Kootenai County, Idaho, or, in the case of arbitration, such arbitration shall be conducted in Coeur d’Alene, Idaho, or in a location as the parties may mutually agree.

26.

Confidentiality. The terms of this agreement shall be considered confidential information protected by that certain Confidentiality Agreement entered into by the parties and attached hereto as Exhibit I.

27.

Additional Terms.   Purchaser shall have the right to use the adjoining 600 foot zone around the patented claims on BLM land, plus inferior fractions to a continuous outside perimeter boundary as described in Exhibit G.

IN WITNESS WHEREOF, this Agreement has been duly executed, sealed and delivered by the parties hereto on the date(s) indicated below.

PURCHASER:

NEW JERSEY MINING COMPANY

Date of execution:

By:

/s/John Swallow

April 18, 2014

Name: John Swallow

Title:  President

SELLER:

Date of execution:

GREEN FUTURE, LLC

By: ___/s/John Ryan

April 18, 2014

Name:  John Ryan

Title:  President of Managing Member

PURCHASE AND SALE AGREEMENT - 7

EXHIBIT A

[Description of the Property]

PURCHASE AND SALE AGREEMENT - 8

EXHIBIT A

The Red Elk Group of placer mining claims designated by the Surveyor General as Mineral Survey No. 2197, consisting of the Red Elk No. 1 and Red Elk No. 2 Patented Mining Claims in the Elk City Mining District and embracing a portion of Sections 32 and 33, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, more particularly described in Mineral Patent recorded June 22, 1909 in Book 1 of Mineral Patents at page 178, records of Idaho County, Idaho.

LESS that portion of the Red Elk No. 1 lying southerly from the South bank ordinary high water line of the South Fork of the Clearwater River.

The Elk No. 1 Group, consisting of the Elk No. 1, Alberta No. 1, Alberta No. 2, Alberta No. 4, Alberta No. 5, Alberta No. 6, Spotted Deer, Spotted Deer No. 2 and Spotted Deer No. 3, Spotted Deer No. 4 Lode mining claims, designated by the Surveyor General as Mineral Survey No. 2198, embracing a portion of Sections 30, 31 and 32, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, in the Elk City Mining District, Idaho County, Idaho and more particularly described in Mineral Patent recorded June 22,1909 in Book 1 of Mineral Patents at page 183, records of Idaho County, Idaho.

The Wolverine Lode Mining Claim designated by the Surveyor General as Mineral Survey No. 2770 embracing a portion of Section 32, Township 29 North, Range 8 East, Boise Meridian, in the Elk City Mining District and more particularly described in Mineral Patent recorded November 15, 1939 in Book 3 of Mineral Patents at page 3, records of Idaho County, Idaho.  LESS any portion of the Wolverine Lode mining claim lying in the Spotted Deer Lode Claim in Mineral Survey No. 2198.

LESS State Highway Right of Way.

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EXHIBIT B

WARRANTY DEED

PURCHASE AND SALE AGREEMENT - 9

WARRANTY DEED

THIS DEED is made as of this 18 day of April, 2014, between GREEN FUTURE, LLC, an Idaho Limited Liability Company (hereinafter referred to as ("Grantor"), and NEW JERSEY MINING COMPANY, an Idaho corporation (hereinafter referred to as "Grantee"), whose address is 201 N. 3rd Street, Coeur d’Alene, Idaho 83814.

For and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration delivered to Grantor by Grantee at and before the execution, sealing and delivery hereof, the receipt and sufficiency of which are hereby acknowledged, Grantor has and hereby does grant, bargain, sell, convey and confirm unto Grantee, and its legal successors and assigns, all those tracts or parcels of land lying and being in Idaho County, Idaho and being more particularly described on Exhibit A attached hereto and hereby made a part hereof (the "Premises").

SUBJECT to easements or rights-of-way of record or in view.

TOGETHER with all of the lodes, ledges, veins and mineral-bearing rock, both known and unknown, intralimital and extralateral, lying within or extending beyond the boundaries of the above-referenced property, and all dips, spurs and angles, and all the ores, mineral bearing-quartz, rock and earth or other mineral deposits therein or theron, and together with all and singular the tenements, hereditaments, and appurtenances thereunto belonging or in anywise appertaining, the reversion and reversions, remainder and remainders, rents, issues, and profits thereof; and all estate, right, title, and interest in and to the property, as well in law as in equity, of the Grantor.

TO HAVE AND TO HOLD, all and singular the above-mentioned and described premises together with the appurtenances unto the Grantee, and to their heirs and assigns forever.

And the Grantor, and its successors, shall and will WARRANT and by these presents forever DEFEND the premises in the quiet and peaceable possession of the Grantee, its successors and assigns, against the Grantors, and their successors, and against all and every person and persons whomsoever lawfully claiming the same.

[Signatures on following page]

1

IN WITNESS WHEREOF, Grantor has signed, sealed and delivered this deed the day and year first above written.

GRANTOR:

GREEN FUTURE, LLC

By:____/s/John Ryan______________

John Ryan, President of the

Managing Member

[NOTARY]

2

EXHIBIT A

to Warranty Deed

[Property Description]

3

EXHIBIT A

The Red Elk Group of placer mining claims designated by the Surveyor General as Mineral Survey No. 2197, consisting of the Red Elk No. 1 and Red Elk No. 2 Patented Mining Claims in the Elk City Mining District and embracing a portion of Sections 32 and 33, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, more particularly described in Mineral Patent recorded June 22, 1909 in Book 1 of Mineral Patents at page 178, records of Idaho County, Idaho.

LESS that portion of the Red Elk No. 1 lying southerly from the South bank ordinary high water line of the South Fork of the Clearwater River.

The Elk No. 1 Group, consisting of the Elk No. 1, Alberta No. 1, Alberta No. 2, Alberta No. 4, Alberta No. 5, Alberta No. 6, Spotted Deer, Spotted Deer No. 2 and Spotted Deer No. 3, Spotted Deer No. 4 Lode mining claims, designated by the Surveyor General as Mineral Survey No. 2198, embracing a portion of Sections 30, 31 and 32, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, in the Elk City Mining District, Idaho County, Idaho and more particularly described in Mineral Patent recorded June 22,1909 in Book 1 of Mineral Patents at page 183, records of Idaho County, Idaho.

The Wolverine Lode Mining Claim designated by the Surveyor General as Mineral Survey No. 2770 embracing a portion of Section 32, Township 29 North, Range 8 East, Boise Meridian, in the Elk City Mining District and more particularly described in Mineral Patent recorded November 15, 1939 in Book 3 of Mineral Patents at page 3, records of Idaho County, Idaho.  LESS any portion of the Wolverine Lode mining claim lying in the Spotted Deer Lode Claim in Mineral Survey No. 2198.

LESS State Highway Right of Way.

4

EXHIBIT C

[Form of Owner’s Affidavit]

PURCHASE AND SALE AGREEMENT - 10

OWNER'S AFFIDAVIT

Before me, the undersigned officer, personally appeared John Ryan, who, being first duly sworn, deposes and says on oath, to his actual knowledge, without independent investigation or inquiry, as follows:

1.

That he is the President of Green Future, LLC, an Idaho Limited Liability Company, (the "Company"), and is duly authorized to make and give this Affidavit for and on behalf of the Company.

2.

That the Company is the owner of fee simple title to that certain real property located in Idaho County, Idaho, and more particularly described on Exhibit A attached hereto and incorporated herein by reference (the "Property"), subject to the matters set forth on Exhibit B attached hereto and incorporated herein by reference.

3.

That there are no outstanding deeds to secure debt, deeds of trust, mortgages, claims of lien, special assessments for sewerage or streets or ad valorem taxes which constitute or could constitute a lien against the Property or any part thereof, except as set forth on Exhibit B.

4.

That there are no leases, tenancies or other rights of parties in possession affecting the Property, except as may be set forth on Exhibit B.

5.

That there are no retention title contracts, bills of sale, security agreements, or other encumbrances affecting title to any personal property installed on the Property, except as may be set forth on Exhibit B.

6.

That, except as set forth on Exhibit B, there are no pending suits, proceedings, judgments, bankruptcies or executions against the Company which might affect the Property either in the aforesaid County or any other county in the State of Idaho, and there are no liens or claims thereof, inchoate or otherwise, by laborers, materialmen, or others for improvements on the Property.

7.

That, except as set forth on Exhibit B, no work, improvements or repairs have been made on the Property during the three months immediately preceding this date for which full payment has not been made, there are no outstanding bills for labor and materials used in making improvements or repairs on the Property or for services of architects, surveyors or engineers in connection therewith which have not been fully paid,

PURCHASE AND SALE AGREEMENT - 11

and there are no outstanding contracts for the making of improvements or repairs on the Property or on any property of which all or any portion of the Property is a part.

GREEN FUTURE, LLC

_/s/John Ryan____________       John Ryan, President of the Managing Member

[NOTARY]

PURCHASE AND SALE AGREEMENT - 12

EXHIBIT A

To the Owner’s Affidavit

PURCHASE AND SALE AGREEMENT - 13

EXHIBIT A

The Red Elk Group of placer mining claims designated by the Surveyor General as Mineral Survey No. 2197, consisting of the Red Elk No. 1 and Red Elk No. 2 Patented Mining Claims in the Elk City Mining District and embracing a portion of Sections 32 and 33, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, more particularly described in Mineral Patent recorded June 22, 1909 in Book 1 of Mineral Patents at page 178, records of Idaho County, Idaho.

LESS that portion of the Red Elk No. 1 lying southerly from the South bank ordinary high water line of the South Fork of the Clearwater River.

The Elk No. 1 Group, consisting of the Elk No. 1, Alberta No. 1, Alberta No. 2, Alberta No. 4, Alberta No. 5, Alberta No. 6, Spotted Deer, Spotted Deer No. 2 and Spotted Deer No. 3, Spotted Deer No. 4 Lode mining claims, designated by the Surveyor General as Mineral Survey No. 2198, embracing a portion of Sections 30, 31 and 32, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, in the Elk City Mining District, Idaho County, Idaho and more particularly described in Mineral Patent recorded June 22,1909 in Book 1 of Mineral Patents at page 183, records of Idaho County, Idaho.

The Wolverine Lode Mining Claim designated by the Surveyor General as Mineral Survey No. 2770 embracing a portion of Section 32, Township 29 North, Range 8 East, Boise Meridian, in the Elk City Mining District and more particularly described in Mineral Patent recorded November 15, 1939 in Book 3 of Mineral Patents at page 3, records of Idaho County, Idaho.  LESS any portion of the Wolverine Lode mining claim lying in the Spotted Deer Lode Claim in Mineral Survey No. 2198.

LESS State Highway Right of Way.

PURCHASE AND SALE AGREEMENT - 14

EXHIBIT B

To the Owner’s Affidavit

[Permitted Encumbrances]

Intentionally Omitted

PURCHASE AND SALE AGREEMENT - 15

EXHIBIT D

[Form of Promissory Note]

PURCHASE AND SALE AGREEMENT - 16

PROMISSORY NOTE

$300,000

          Coeur d’Alene, Idaho

This Promissory Note is made effective on this 18 day of April, 2014.

For value received, the undersigned promises to pay to:

Green Future, LLC,

or order, at

254 W. Hanley Ste. A,

Coeur d’Alene, ID 83815

the sum of Three Hundred Thousand Dollars ($300,000) DOLLARS, payable in the following form and manner:

In installments, the first installment of $125,000 plus interest accrued to date on the outstanding balance at five percent (5%) per annum from the effective date of this Note due and payable on the 15th day of August 2014 (hereinafter referred to as the “First Installment Payment”) (Calculation estimate: $125,000 + 5,167 = $130,167), and a second installment of entire interest and principal accrued to date due on or before the 15th day of July 2015, which is the sum of $175,000 plus interest accrued to date at five percent (5%) per annum calculated from August 15, 2014 (hereinafter referred to as the “Second Installment Payment”) (Calculation estimate: $175,000 + 8,020.83 = 183,021), or until the end that the total sum of $300,000 plus interest at 5% per annum has been paid.

Accelerated payment or payments are allowed under this Note without any prepayment penalty.

This note is secured by a mortgage executed concurrently herewith by the Promisor/Payor in favor of Promisee/Payee on the following described property:

See Attached Exhibit “A”

If any default shall occur in the payment of this Note, or any part thereof, subject to the notice and default provisions set forth below, the whole sum may become immediately due and collectible at the option of the holder of this Note.  And, in case suit or action is instituted to collect all or any part of this Note, the undersigned promises and agrees to pay in addition to the costs and disbursements incurred therein or as provided by statute, a reasonable sum for attorney’s fees incurred in said suit or action. Provided that the Promissee/Payee shall deliver a notice of default in the payment of this Note, and

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the Promisor/Payor shall not be deemed in default under this Note or the Mortgage, with respect to any delinquency in payment or performance, if the delinquency is cured within ten (10) days following delivery of written notice to the Promisor/Payor, specifying the nature and amount of the delinquency.

The lack of default notice at such time as a default occurs shall not constitute a waiver on the part of the holder hereof to thereafter declare this Note in default nor shall the lack of default notice constitute or operate as a waiver of any provision herein nor as a waiver of this provision.

Upon the Promisor/Payor tendering the First Installment in full, the Promisee/Payee shall furnish a Release of Mortgage attached as Exhibit B to the Real Estate Mortgage (hereinafter referred to as the “First Installment Release”).  Upon the Promisor/Payor tendering the Second Installment in full, the Promisee/Payee shall furnish a Release of Mortgage on all remaining property as described in Exhibit C to the Real Estate Mortgage.  Upon failure to do so Promisee/Payee shall be liable for costs and attorney’s fees in the same manner as described above.

DATED this 18 day of April, 2014.

NEW JERSEY MINING COMPANY

By__/s/John Swallow

  John Swallow, President

  of New Jersey Mining Company

2

EXHIBIT A

To the Promissory Note

Mortgaged Property Description:

3

EXHIBIT A

The Red Elk Group of placer mining claims designated by the Surveyor General as Mineral Survey No. 2197, consisting of the Red Elk No. 1 and Red Elk No. 2 Patented Mining Claims in the Elk City Mining District and embracing a portion of Sections 32 and 33, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, more particularly described in Mineral Patent recorded June 22, 1909 in Book 1 of Mineral Patents at page 178, records of Idaho County, Idaho.

LESS that portion of the Red Elk No. 1 lying southerly from the South bank ordinary high water line of the South Fork of the Clearwater River.

Of the Elk No. 1 Group, Alberta No. 1, Alberta No. 2, Alberta No. 4, Alberta No. 5, Alberta No. 6 Lode mining claims, designated by the Surveyor General as Mineral Survey no. 2198, embracing a portion of Sections 30, 31 and 32, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, in the Elk City Mining District, Idaho County, Idaho and more particularly described in Mineral Patent recorded June 22, 1909 in Book 1 of Mineral Patents at page 183, records of Idaho County, Idaho.

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EXHIBIT E

[Form of Mortgage]

PURCHASE AND SALE AGREEMENT - 12

REAL ESTATE MORTGAGE

For Value Received, NEW JERSEY MINING COMPANY, an Idaho corporation organized and existing pursuant to the laws of the State of Idaho, whose address is 201 N. 3rd Street, Coeur d’Alene, Idaho 83814, the Mortgagor, does hereby grant, bargain, sell and convey unto Green Future, LLC, 254 W. Hanley Ste. A, Coeur d’Alene, ID 83815, the Mortgagee, the following described premises, in Idaho County, Idaho, to-wit:

See Attached Exhibit “A”

TO HAVE AND TO HOLD the said premises, with their appurtenances, unto the said Mortgagees, their successors and assigns forever.

This conveyance is intended as a mortgage to secure the payment of the sum of Three Hundred Thousand Dollars ($300,000) in accordance with the terms of a promissory note of even date herewith (the “Note”), payable to the order of the Mortgagee, with final payment due July 15, 2015, and providing for acceleration of the due date of the principal for default in the terms of the note, and providing for a reasonable attorney’s fee in case of suit or action.

The Mortgagor covenants and agrees with the Mortgagee as follows:  That it is the owner of the above described property.  That it will pay the indebtedness hereby secured promptly, according to the terms of said promissory note.  That it will pay all taxes, liens and assessments of any nature hereafter levied or imposed, or becoming payable, when due, and will promptly provide to Mortgagee copies of all receipts from the taxing authority that is evidence of payment of each and every such thing.

If the Mortgagor shall fail to pay any such tax or lien, the Mortgagee may pay the same, and pay the cost thereof, and all payments by the Mortgagee for any such purpose shall be added to the indebtedness hereby secured, and shall be repayable on demand.

The Mortgagor further covenants and agrees with the Mortgagee that it will, at all times before this Mortgage is satisfied and released, carry commercial general liability insurance with respect to its activities and operations upon the described premises, and will cause Mortgagee to be named as an additional insured with respect to the same, with a certificate of insurance being furnished to Mortgagee, and, upon request, Mortgagee shall be provided with copies of said insurance policies by Mortgagor.

Now, if the said Mortgagor shall pay or cause to be paid all moneys which may become due upon said promissory note and shall otherwise comply with the terms and conditions hereof, this conveyance shall be void; but in case default shall be made in the payment of the indebtedness hereby secured, or any part thereof, or in any of the covenants or agreements herein contained, then the Mortgagee or assigns, at its option,

PURCHASE AND SALE AGREEMENT - 13

subject to and in accordance with the default provisions of the Note, may declare the entire indebtedness hereby secured immediately due and payable, and foreclose this mortgage and cause said mortgaged premises to be sold in the manner provided by law, and out of the moneys arising from such sale retain principal and any sums advanced as provided herein, together with the costs and charges of such foreclosure suit and sale, including such sum as the court may adjudge reasonable as an attorney’s fee to be allowed the plaintiff, and the overplus, if any there be, pay over to the Mortgagor, its successors and assigns.

Made effective the 18 day of April, 2014.

New Jersey Mining Company

By:___/s/John Swallow

   John Swallow, President

   of New Jersey Mining Company

[NOTARY]

PURCHASE AND SALE AGREEMENT - 14

EXHIBIT A

To the Real Estate Mortgage

Property to be Mortgaged:

PURCHASE AND SALE AGREEMENT - 15

EXHIBIT A

The Red Elk Group of placer mining claims designated by the Surveyor General as Mineral Survey No. 2197, consisting of the Red Elk No. 1 and Red Elk No. 2 Patented Mining Claims in the Elk City Mining District and embracing a portion of Sections 32 and 33, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, more particularly described in Mineral Patent recorded June 22, 1909 in Book 1 of Mineral Patents at page 178, records of Idaho County, Idaho.

LESS that portion of the Red Elk No. 1 lying southerly from the South bank ordinary high water line of the South Fork of the Clearwater River.

Of the Elk No. 1 Group, Alberta No. 1, Alberta No. 2, Alberta No. 4, Alberta No. 5, Alberta No. 6 Lode mining claims, designated by the Surveyor General as Mineral Survey no. 2198, embracing a portion of Sections 30, 31 and 32, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, in the Elk City Mining District, Idaho County, Idaho and more particularly described in Mineral Patent recorded June 22, 1909 in Book 1 of Mineral Patents at page 183, records of Idaho County, Idaho.

PURCHASE AND SALE AGREEMENT - 16

EXHIBIT B

To the Real Estate Mortgage

FIRST INSTALLMENT RELEASE

PURCHASE AND SALE AGREEMENT - 17

                                 FIRST PARTIAL RELEASE OF MORTGAGE

Exhibit B to the Real Estate Mortgage

The undersigned hereby partially releases that certain Mortgage in their favor made on the 11th day of April, 2014, by New Jersey Mining Corporation, an Idaho corporation, as Mortgagor, and Green Future, LLC, an Idaho Limited Liability Company, the Mortgagee.

Said Mortgage was recorded in the records of the Idaho County Recorder on April 18, 2014, as Instrument Number ____________.

The real property that is released from the Mortgage referred to herein is situated in Idaho County, Idaho, and is described in Exhibit A to this First Partial Release of Mortgage which is attached hereto and by this reference is made a part hereof (the “Released Property”).

This release is given on the express term and condition that the Mortgage referred to herein shall cease to be a lien on the Released Property but shall remain in full force and effect as to the other property described in said Mortgage in the same manner as if this release had not been made.

Dated effective this ___ day of _________, 2014.

Green Future, LLC

By_____________________________

     Name:

     Title:

PURCHASE AND SALE AGREEMENT - 18

EXHIBIT A

DESCRIPTION OF REAL PROPERTY RELEASED

Of the Elk No. 1 Group, Alberta No. 1, Alberta No. 2, Alberta No. 4, Alberta No. 5, Alberta No. 6 Lode mining claims, designated by the Surveyor General as Mineral Survey no. 2198, embracing a portion of Sections 30, 31 and 32, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, in the Elk City Mining District, Idaho County, Idaho and more particularly described in Mineral Patent recorded June 22, 1909 in Book 1 of Mineral Patents at page 183, records of Idaho County, Idaho.

STATE  OF  IDAHO     )

    )  ss.

County of __________   )

On this ______ day of ___________, 2014, before me, the undersigned, a Notary Public in and for the State of Idaho, personally appeared ___________________________, known or identified to me, to be the ____________________________ of the Corporation that executed the foregoing instrument on behalf of said Corporation, and acknowledged to me that such limited liability company executed the same.

IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.

          __________________________________

Notary Public in and for the

State of Idaho

Residing at:______________________

Commission Expires:_______________

PURCHASE AND SALE AGREEMENT - 19

EXHIBIT C

To the Real Estate Mortgage

SECOND INSTALLMENT RELEASE

PURCHASE AND SALE AGREEMENT - 20

FULL RELEASE OF MORTGAGE

Exhibit C to the Real Estate Mortgage

The undersigned hereby releases that certain Mortgage in their favor made on the 11th day of April, 2014, by New Jersey Mining Corporation, an Idaho corporation, as Mortgagor, and Green Future, LLC, an Idaho Limited Liability Company, the Mortgagee.

Said Mortgage was recorded in the records of the Idaho County Recorder on April 18, 2014, as Instrument Number ____________.

The real property that is released from the Mortgage referred to herein is situated in Idaho County, Idaho, and is described in Exhibit A to this Release of Mortgage which is attached hereto and by this reference is made a part hereof (the “Released Property”).

This release is given on the express term and condition that the Mortgage referred to herein shall cease to be a lien on the Released Property.

Dated effective this ___ day of _________, 2014.

Green Future, LLC

By_____________________________

     Name:

     Title:

PURCHASE AND SALE AGREEMENT - 21

EXHIBIT A

DESCRIPTION OF REAL PROPERTY RELEASED

The Red Elk Group of placer mining claims designated by the Surveyor General as Mineral Survey No. 2197, consisting of the Red Elk No. 1 and Red Elk No. 2 Patented Mining Claims in the Elk City Mining District and embracing a portion of Sections 32 and 33, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, more particularly described in Mineral Patent recorded June 22, 1909 in Book 1 of Mineral Patents at page 178, records of Idaho County, Idaho.

LESS that portion of the Red Elk No. 1 lying southerly from the South bank ordinary high water line of the South Fork of the Clearwater River.

The Elk No. 1 Group, consisting of the Elk No. 1, Alberta No. 1, Alberta No. 2, Alberta No. 4, Alberta No. 5, Alberta No. 6, Spotted Deer, Spotted Deer No. 2 and Spotted Deer No. 3, Spotted Deer No. 4 Lode mining claims, designated by the Surveyor General as Mineral Survey No. 2198, embracing a portion of Sections 30, 31 and 32, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, in the Elk City Mining District, Idaho County, Idaho and more particularly described in Mineral Patent recorded June 22,1909 in Book 1 of Mineral Patents at page 183, records of Idaho County, Idaho.

The Wolverine Lode Mining Claim designated by the Surveyor General as Mineral Survey No. 2770 embracing a portion of Section 32, Township 29 North, Range 8 East, Boise Meridian, in the Elk City Mining District and more particularly described in Mineral Patent recorded November 15, 1939 in Book 3 of Mineral Patents at page 3, records of Idaho County, Idaho.  LESS any portion of the Wolverine Lode mining claim lying in the Spotted Deer Lode Claim in Mineral Survey No. 2198.

LESS State Highway Right of Way.

[NOTARY]

PURCHASE AND SALE AGREEMENT - 22

EXHIBIT F

Form of Royalty Deed

PURCHASE AND SALE AGREEMENT - 23

ROYALTY DEED

This Royalty Deed is made this 18 day of April, 2014, between New Jersey Mining Company (“NJMC”), an Idaho corporation, with an address of 201 N. 3rd Street, Coeur d’Alene, Idaho 83814, hereinafter referred to as “NJMC,” the Grantor, and Green Future, LLC, an Idaho Limited Liability Company, with an address of 254 W. Hanley Ste. A, Coeur d’Alene, ID 83815, hereinafter referred to as “Green Future,” the Grantee.

Grantor does hereby remise, release and forever quitclaim unto Grantee, its successors and assigns, a production royalty of one and one-quarter percent (1.25%) of the Net Smelter Returns of all ores or concentrates of minerals mined and shipped from the Premises described in paragraph E of this Royalty Deed (the “NSR Royalty”).

A.

“Net Smelter Returns” means the amount paid by any smelter or other ore purchaser for ores or concentrates sold less actual costs of transportation and other costs in the course of handling, assumed by or charged to NJMC (including freight, insurance and tax) in making shipments from the Premises or NJMC’s mill to the smelter or other purchaser, less all charges for refining, sampling, assaying and penalties, less all royalties or overriding royalties burdening the Premises that exist on the date of this Agreement, and less gross production, severance, general property and other taxes attributable to production from the Premises. If NJMC chooses to process the concentrates in its own metallurgical plant, Net Smelter Returns shall be calculated using typical terms of a North American smelter.

B.

The NSR Royalty shall be accounted for and paid monthly to Green Future within 30 days after the end of each calendar month within which the minerals are sold and payment received. All payments shall be accompanied by a statement explaining the manner in which payment was calculated. No royalty shall be due or payable on any minerals stockpiled on the Premises until the sale or disposition thereof, provided NJMC shall give Green Future a notice specifying the tonnage and location of any such stockpiles annually. Within 90 days after receiving the above described statement of account, Green Future shall give notice of any objections to the statement, for any reason, touching upon its accuracy or inaccuracy, by mailing such objections to NJMC to its address for notice as provided herein; and unless Green Future makes an objection within the 90-day period, Green Future shall be deemed to have waived any right it may have had to object to anything contained in such statement.

C.

Grantor shall have the right to commingle ore, concentrates, minerals and other material mined and shipped from the Premises with ore, concentrates, minerals and other material mined and shipped from other lands and properties; provided, however, that Grantor shall calculate from representative samples the average grade thereof and other measures as are appropriate, and shall weigh (or calculate by volume) the material before commingling.  In obtaining representative samples, calculating the average grade of the ore and average recovery percentages, Grantor may use any procedures accepted in the mining and metallurgical industry which it believes suitable for the type of mining and processing activity being conducted and, in the absence of fraud, its choice of such procedures shall be final and binding on Green Future.  In addition, comparable procedures may be used by Grantor to apportion among the commingled

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materials all penalty and other charges and deductions, if any, imposed by the smelter, refiner, or purchaser of such material.

E.

“Premises” means those certain patented and unpatented mining claims situated in Idaho County, Idaho, more particularly described as:

The Red Elk Group of placer mining claims designated by the Surveyor General as Mineral Survey No. 2197, consisting of the Red Elk No. 1 and Red Elk No. 2 Patented Mining Claims in the Elk City Mining District and embracing a portion of Sections 32 and 33, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, more particularly described in Mineral Patent recorded June 22, 1909 in Book 1 of Mineral Patents at page 178, records of Idaho County, Idaho.

LESS that portion of the Red Elk No. 1 lying southerly from the South bank ordinary high water line of the South Fork of the Clearwater River.

The Elk No. 1 Group, consisting of the Elk No. 1, Alberta No. 1, Alberta No. 2, Alberta No. 4, Alberta No. 5, Alberta No. 6, Spotted Deer, Spotted Deer No. 2 and Spotted Deer No. 3, Spotted Deer No. 4 Lode mining claims, designated by the Surveyor General as Mineral Survey No. 2198, embracing a portion of Sections 30, 31 and 32, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, in the Elk City Mining District, Idaho County, Idaho and more particularly described in Mineral Patent recorded June 22,1909 in Book 1 of Mineral Patents at page 183, records of Idaho County, Idaho.

The Wolverine Lode Mining Claim designated by the Surveyor General as Mineral Survey No. 2770 embracing a portion of Section 32, Township 29 North, Range 8 East, Boise Meridian, in the Elk City Mining District and more particularly described in Mineral Patent recorded November 15, 1939 in Book 3 of Mineral Patents at page 3, records of Idaho County, Idaho.  LESS any portion of the Wolverine Lode mining claim lying in the Spotted Deer Lode Claim in Mineral Survey No. 2198.

LESS State Highway Right of Way.

and the premises under lease pursuant to the Lease of Surrounding Unpatented Mining Claims attached as Exhibit G to the Purchase and Sales Agreement.

F.

Miscellaneous.

1.

Any communication or delivery hereunder shall be deemed to have been made and the receiving party charged with notice when received whether by (i) personal delivery, (ii) telecopy, electronic or facsimile transmission, (iii) mail, or (iv) overnight courier.  All notices shall be addressed as follows:

If to Grantor:

[Intentionally Omitted]

If to Grantee:

[Intentionally Omitted]

Either party may, by written notice so delivered to the other party, change the address or individual to which delivery shall thereafter be made.

2.

Grantor may assign, transfer, convey or otherwise dispose of any portion of its interest in the Premises if Grantor first obtains from the transferee and provides to Grantee a

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written assumption of the obligations under this Royalty Deed.  Grantee may, transfer all, but not a fraction, of its interest under this Royalty Deed following written notice to Grantor and written approval of Grantor of the transfer, which approval shall not be unreasonably withheld.

3.

Nothing in this Royalty Deed shall be construed to create, expressly or by implication, a joint venture, mining partnership, commercial partnership, or other partnership relationship between the parties.

4.

This Royalty Deed is to be governed and construed under the laws of the State of Idaho.

[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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Dated this 18th day of April, 2014.

New Jersey Mining Company, an Idaho corporation

By: __/s/John Swallow

John Swallow, President

[NOTARY]

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EXHIBIT G

[Lease of Unpatented Mining Claims]

PURCHASE AND SALE AGREEMENT - 14

LEASE OF UNPATENTED MINING CLAIMS

THIS MINING LEASE, effective as of the 18st day of April, 2014 (Effective Date"), regardless of the actual times of signing and acknowledgment, between Green Future, LLC (“Green Future”) an Idaho Limited Liability Company, hereinafter called Lessor, and, New Jersey Mining Company, an Idaho Corporation, (“New Jersey”) hereinafter called Lessee.

WHEREAS:

Lessor is a mining company with rights to certain unpatented mining claims, and has the desire to bring the mining claims into a production stage through the exploration and development process;

WHEREAS, Lessee has acquired from the Lessor certain patented mining claims known as the Red Elk Group, the Elk No. 1 Group, and the Wolverine Lode Mining Claim described on Exhibit A which by this reference is made a part of this Lease. (hereinafter referred to as the “Patented Mining Claims”);

WHEREAS, Lessee desires to mine the Patented Mining Claims and obtain the right to mine an adjoining 600 foot zone around the Patented Mining Claims, plus any inferior fractions to a continuous outside perimeter boundary of the Patented Mining Claims;

WHEREAS, Lessor owns the rights to mine certain unpatented mining claims upon BLM land as of the date hereof situated in Idaho County, Idaho that surround the Patented Mining Claims and may include inferior fractions within the Patented Mining Claims, and

WHEREAS, Lessor has the desire to lease to the Lessee a 600 foot area surrounding the Patented Mining Claims contemporaneously with the transfer of title to the Patented Mining Claims so that the Lessee may chase mineralization that certain distance outside the Patented Mining Claims.

WITNESSETH:

ARTICLE 1.  DESCRIPTION OF THE PROPERTY. Lessor represents that it is the owner of unpatented mining claims situated in Idaho County, Idaho, within 600 feet of the Patented Mining Claims.  Any additional mining properties acquired by Lessee or Lessor within a 600 foot distance from the outside boundary of the Patented Mining Claims shall become part of and incorporated into this agreement.

ARTICLE 2.  GRANT OF LEASE. The Lessor, in consideration of payments, royalties, and other considerations, herein reserved and the covenants to be performed by Lessee, does hereby lease, let and demise unto Lessee, its successors and assigns, all of the above described mineral rights of property (hereinafter referred to as the "Leased Premises" or "Demised Premises").

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ARTICLE 3.  TERM OF LEASE. The primary term of this lease shall be fifteen (15) years to commence on the day this lease is effective.  Upon written notice, which must be sent to Lessor at least thirty (30) days prior to the expiration of the primary term in order to be effective, Lessee may extend this lease for up to two successive terms of fifteen (15) years each, and so long thereafter as ores or minerals from the Leased Premises are being developed, mined, processed or marketed on a continuing basis, or when exploration activities have advanced far enough that construction activities related to the start up of ore production are expected to commence within two to three years.

ARTICLE 4.  POSSESSION AND CONTROL OF PROPERTY. Lessee shall have, and it is hereby given and granted, the right to enter upon and take over, at the beginning of the primary term hereof, the sole and exclusive possession and control of the surface and underground facilities of the Leased Premises and the mine dump during the term of this lease, to remain in the sole and exclusive possession and control thereof, and to investigate, measure, sample, examine, test, develop, work, mine, operate, use, manage, and control the same and the water and water rights appurtenant thereto, and to mine, extract, and remove from said property the ores and minerals therein and appurtenant and belonging thereto, and to treat, mill, ship, sell or otherwise dispose of the same and receive the full proceeds there from less royalties; and to erect, construct, maintain, use and operate thereon and therein buildings, structures, machinery and equipment, including milling, processing and tailings facilities.  The time, nature, location and extent of such or any or all the above activities and mining or mining operations and the cessation and resumption thereof shall be at the sole discretion of Lessee, and may include, without limitation, open pit, underground, strip, or solution mining methods, together with the right to use so much of the surface as may be necessary, useful or convenient for the enjoyment of all rights herein granted including construction of a surface mine waste rock dump, and a tailings impoundment facility, if necessary, from development of the Leased Premises.

(a)

DATA. Lessor shall make all data relating to the Leased Premises available to the lessee, which the Lessee may copy or reproduce at the lessee's cost.  Such data shall include without limitation, in hard copy or electronic form, all data and information relating to exploration, planning, mining, metallurgy, processing, land, mineral rights, water rights, timber rights, permits, taxes, claim fees and status, economic data or projections, geologic, geochemical and geophysical data including reports, maps, sections and drill logs, core and/or cuttings, and any and all assays, analyses, reports, processes, and any other data, records or reports relating to the Leased Premises.

(b)

TIMBER AND BUILDINGS.  Lessor shall retain the sole and exclusive right to manage, use and harvest timber upon the property.  Lessor shall retain the rights to control of existing buildings and storage areas on the property.  The Lessor shall have access to the Leased Premises for this purpose.

ARTICLE 5.  MANNER OF WORK. Lessee agrees to cause all work, development and mining to be done in a careful and miner like manner, and to conform in all respects to the mining laws and regulations of the United States and the State of Idaho.

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ARTICLE 6.  WORK REQUIREMENTS. The Lessee is not subject to any minimum work requirement being performed upon the Leased Premises.

The term "upon" means exploration or development work performed within the exterior vertical boundaries of the Leased Premises. Should the Lessee perform any work upon the Leased Premises, any and all geological information obtained by the Lessee will be copied to the Lessor, and will be the Lessor’s possession upon termination.

ARTICLE 7.  PAYMENTS AND ROYALTIES.

(a)

Payments.   Lessee shall pay Lessor upon signing of this agreement Ten Dollars ($10) and Lessee shall pay a yearly payment equal to one-half (1/2) of the BLM maintenance fees as they become due of the claims owned by the Lessor within 600 feet of the Patented Mining Claims.

(b)

Royalty Schedule. Lessee shall pay Lessor a 1.25% Net Smelter Royalty on all development and production ores and minerals extracted, milled and sold from the Leased Premises in the manner as described in the Royalty Deed for the Patented Mining Claims attached herewith as Exhibit F to the Purchase and Sale Agreement and incorporated herein as part of this lease.

ARTICLE 8.  TAILINGS AND RESIDUE. Tailings and other residue resulting from the milling or other beneficiating of ores produced from the Leased Premises and subsequently utilized in mining operations shall be the sole and exclusive property of Lessee prior to and after termination of this lease.  Tailings and other residue remaining underground in the Leased Premises shall become the property of the Lessor upon termination of this lease.

ARTICLE 9.  CROSS-MINING RIGHTS. Lessee is hereby granted the right, if it so desires, to mine or remove from the Leased Premises any ores, waste, water and other materials existing therein or thereon or in any part thereof, through or by means of shafts, openings or pits which may be sunk or made upon adjoining or nearby property owned or controlled by Lessee, and may stockpile any ores, waste, or other materials and/or concentrated products of ores or materials from the Leased Premises or any part thereof, upon stockpile grounds situated upon any such adjoining or nearby property; and Lessee may, if it so desires, use the Leased Premises and any part thereof and any shafts, openings, pits and stockpile grounds sunk or made thereon for the mining, removal and/or stockpiling of any ores, waste, water and other materials and/or concentrated products of ores or materials from any such adjoining or nearby property, or for any purpose or purposes connected therewith, not, however, preventing or interfering with the mining or removal of ore from the Leased Premises.  If, after this lease expires or terminates, Lessee is exploring, mining or developing adjacent properties thereto, it may use any haulage ways developed during the terms of the lease for ingress and egress reasonably necessary to explore, develop or mine such adjacent properties.  The Lessee shall be responsible for haulage way maintenance costs and liabilities resulting from its negligent acts, and Lessee shall pay a reasonable fee for same.  The Lessee's right of ingress and egress shall not interfere with future development of the property by the Lessor.  This provision for ingress and egress to and from such adjacent properties shall survive the expiration or termination of this lease.

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ARTICLE 10.  VERTICAL BOUNDARY PLANES. In consideration of Lessee's execution of this mining lease, and the reciprocal benefits received by reason of the terms of this Article by the Lessor and the Lessee, Lessor and Lessee hereby agree with each other that any and all ores and minerals within the surface boundaries extended downward vertically of any claim so held under lease and herein defined as Leased Premises shall belong to such claim, excepting any APEX rights emanating from lessees acquired Patented Mining Claims, or as may be designated in prior agreements made by the Lessor.  It is understood that the concept of vertical boundaries applies only as between Lessor and Lessee, and that neither party intends to, or will, give up any extra lateral rights to third parties.

ARTICLE 11.  RECORDS, INSPECTION AND ACCESS TO LEASED PREMISES. Lessee's engineering progress maps and all factual exploration, development and production data including drill core and assay results (but excluding interpretive information or data) from the Leased Premises shall be available upon reasonable request for Lessor's inspection.  The Lessor may enter said property at reasonable times for the purpose of inspecting the same or for the purposes described in Article 4 (b), and Lessee shall facilitate such inspection and entry in reasonable ways, but Lessor shall enter upon said Leased Premises at Lessor's own risk and so as not to hinder unreasonably the operations of Lessee; and the Lessor shall indemnify and hold harmless the Lessee from any damage, claim or demand by reason of injury to or the presence of the Lessor or the Lessor's agents, representatives, licensees, or guests or any of them on the Leased Premises or approaches thereto.

ARTICLE 12.  TAXES. Lessor shall pay before they are delinquent all general property taxes for patented claims and governmental rental fees for unpatented claims assessed against the Lessor's ownership in the Leased Premises during the term of this lease.  Lessor shall also pay, before they are delinquent, all taxes levied or assessed against any or all personal property, machinery and equipment placed upon the Leased Premises by the Lessor during the term of this lease.  Lessee shall pay any severance tax and all other taxes that are now or may be hereafter levied and computed on the amount or value of ores produced from the Leased Premises.  Lessee shall submit to Lessor proof of payment of such taxes and claim rental fees.

ARTICLE 13.  STATE AND FEDERAL LAWS AND REGULATIONS.  Lessee shall comply with the Workmen's Compensation laws of Idaho and with Social Security, Unemployment Insurance and all other state and federal laws and regulations relating to Lessee's operations and shall save Lessor harmless from any claim for damages or liability by reason thereof.  Lessee agrees to maintain Federal Mine Safety standards, including application for MSHA numbers and authorization. Lessee agrees to follow all Environmental Protection regulations and Clean Water Standards.

ARTICLE 14.  PROTECTION FROM LIENS AND DAMAGES. Lessee shall keep the Leased Premises and the whole and every part thereof free and clear of liens for labor done or work performed upon the Leased Premises or materials furnished to it for the development or operation thereof under this lease while the same is in force and effect, and will save and keep harmless Lessor from all costs, loss or damage which may arise by reason of injury to any persons employed by Lessee in or upon the Leased Premises or any part thereof or which may arise by reason of injury to any persons or damage to any property as the result of any work or

4

operations of the Lessee or of its possession and occupancy of the Leased Premises.  A lien upon the property shall not constitute a default if the Lessee in good faith disputes the validity of the claim, in which event the existence of the lien shall constitute a default only from and after the validity of the lien has been adjudicated.  In any case Lessee will hold Lessor harmless and protect Lessor from any and all actions that may occur while property is in the possession of Lessee.

ARTICLE 15.  FORCE MAJEURE. If Lessee is unable to perform any of the terms or covenants of this lease by reason of damage or delay resulting from disaster, labor disturbances, shortage of labor, strikes, lockouts, act of God, or from any regulations or restrictions of any governmental agency, or on account of any eventuality beyond the reasonable control of Lessee, including state and federal environmental statute or regulation, Lessee shall be excused from performance during the period of such prevention and the time for performance of such obligations shall be extended for a period equal to the period or periods of prevention. In the event Lessee or its purchaser of concentrates or crude ore is, becomes or believes it is about to become subject, at any time, to environmental regulations (which shall include any governmental law, rule, order, regulation, policy, proposal or restriction relating to environmental pollution) which will prohibit or materially affect any operation Lessee is carrying out, or planning to carry out hereunder, Lessee shall have the right to declare the existence of a condition of force majeure during the period in which it is in good faith seeking a feasible method to comply with, be exempted from, modify, obtain necessary permits or licenses under, or prevent the enactment or promulgation of said environmental regulations.  Lessee agrees to use reasonable diligence to remove causes of force majeure as may occur from time to time, but shall not be required to settle strikes or other labor difficulties contrary to its own judgment.

ARTICLE 16.  DEFAULT. The failure of Lessee to make or cause to be made any of the material payments herein provided for or to keep or perform any material agreement on its part to be kept or performed according to the terms and provisions of this lease, shall, at the election of the Lessor, constitute a forfeiture hereof; provided, however, that in the event of a default on the part of the Lessee, the Lessor shall give to the Lessee a written notice of its intention to declare a forfeiture of this lease and to terminate the same on account thereof, or of its intention to take other action to enforce this lease, specifying the particular default or defaults relied upon by it, and Lessee shall have a reasonable time (which in any case shall not be less than sixty (60) days) after receipt of such notice in which cure such default or defaults, in which event there shall be no forfeiture therefor, and no other action may be taken for enforcement.  If Lessee disagrees that such default occurred, it shall so advise Lessor in writing within thirty (30) days after receipt of the notice of default.  If, within fifteen (15) days thereafter, the parties have not resolved the dispute by mutual agreement, the issue of default shall then be submitted to arbitration under Article 21 below.  In the event that Lessor does terminate this lease on account of a breach by Lessee, Lessee shall be under no further obligation or liability hereunder to Lessor from and after the date of such termination except for the performance of obligations and the satisfaction of liabilities to Lessor or third parties or respecting the Leased Premises, which have accrued to the date of such termination.

ARTICLE 17.  CANCELLATION. Notwithstanding any provision herein to the contrary, Lessee may at any time upon 30 days written notice, cancel and terminate this lease in its

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entirety.  Upon total cancellation and termination of this lease, Lessee shall be under no further obligation of whatsoever kind or nature to the Lessor except any cleanup, closures, revegetation or any other action that may return of property in a safe manner, and for the making of payments which have already accrued to the date of such cancellation and termination, including governmental rental fees for unpatented claims and for the payment of Lessee's proportion of the aforesaid property taxes accrued while this lease was in effect.  If Lessee shall have included any part of the Leased Premises in a "producing group" for assessment purposes, and taxes based on such assessment shall have been levied but shall not have been paid at the time of cancellation and termination Lessee shall pay such taxes before they are delinquent.  Work requirements specified in Article 6 shall cease upon the date such notice is given.

ARTICLE 18.  SURRENDER OF PROPERTY. In the event of a valid forfeiture, cancellation, or other termination of this lease, Lessee shall surrender to Lessor peaceable possession of the Leased Premises and at the written request of Lessor shall deliver to the Lessor a written relinquishment hereof, together with a copy, if requested by Lessor within thirty (30) days after termination of this lease, of its engineering progress maps showing any workings made or uncovered by Lessee on the Leased Premises.  The Lessee's factual exploration, development and production data including drill core and assay results (but excluding interpretive information or data) from the Leased Premises shall be available upon request to the Lessor.

ARTICLE 19.  REMOVAL OF EQUIPMENT. Lessee shall have and is hereby given and granted eighteen (18) months after a valid forfeiture, cancellation or other termination of this lease to remove from said property all buildings, structures, warehouse stocks, merchandise, materials, tools, hoists, compressors, engines, motors, pumps, transformers, electrical accessories, metal or wooden tanks, pipes and connections, rails, mine cars and any and all machinery, trade fixtures, and equipment erected or placed in or upon said property by it, provided that such right of removal shall not extend to foundations and mine timbers in place unless Lessor shall have given his previous written consent thereto.  If Lessee is hampered by snowdrifts, washouts, inclement weather, or other climatic conditions, from completing the removal of said property and equipment within the time specified, then Lessor agrees to extend the time by a reasonable period if requested by Lessee.

ARTICLE 20.  TITLE AND PATENT. Lessor covenants that Lessor now holds title and possession of the Leased Premises free and clear from all former grants, sales, liens, or encumbrances of any kind, and that there are no delinquent taxes and all government rental fees are current; that Lessor has no knowledge of any defects in title or adverse claims and agrees to furnish Lessee such abstracts, deeds, or other evidences of title as may be in Lessor's possession and control, and to allow and cooperate with Lessee, at Lessee's option and initial expense, to have abstracts brought to date and to take such steps and proceedings to search and perfect title as Lessee shall deem advisable.  All reasonable expense so incurred by Lessee shall apply as a credit against royalties.  Should Lessor decide not to continue such ownership, then Lessee has first rights to assume ownership of these claims.

ARTICLE 21.  ARBITRATION OF DISPUTES. Any controversy, dispute or claim arising out of or from this lease, or alleged breach thereof, shall be settled by arbitration pursuant to the

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Uniform Arbitration Act of the State of Idaho (Sections 7-901, et.seq., Idaho Code) as amended and as in effect on the date either party commences arbitration proceedings.  Said Act shall control the substantive and procedural aspects of the proceedings unless otherwise agreed in this lease.  Judicial review may be had pursuant to said Act.

(a)

Proceedings shall be initiated by the complaining party serving upon the other party a complaint, as would be done in court proceedings.  The allegations regarding the circumstances giving rise to the issues to be arbitrated shall be stated in detail and with particularity.  The party upon whom the complaint is served shall answer or otherwise respond with a pleading just as is required by the Idaho Rules of Civil Procedure for a court action.  Except, however, the response shall be served upon the initiating party within 30 days from the date of service of the complaint.

(b)

The parties shall agree upon an arbitrator, who shall be a retired State of Idaho District Court judge (not a retired Magistrate) who is neutral, competent and willing to serve and, if possible, who has experience in cases involving mining and mining contracts.  Should the parties fail to reach agreement on appointment of an arbitrator within 20 days from the date proceedings are initiated, either party may apply to the court for appointment of an arbitrator who meets the criteria set forth herein pursuant to the provisions of section 7-903 Idaho Code.

(c)

Prehearing discovery shall not be allowed except upon order of the arbitrator for good cause shown, the parties being in agreement that the expense and time associated with discovery should be minimized, and that this desire should, however, be balanced against the need for each party to be able to effectively present its case.

(d)

Each party to the arbitration proceedings shall bear one-half of the arbitrator's fees and expenses, which shall be promptly paid by each party monthly within 15 days from the submission by the arbitrator to the parties of his reasonably detailed and itemized statement for services rendered, which statement shall be submitted by the arbitrator at the end of each month.

(e)

Each party shall bear its own attorney's fees and costs of litigation for the proceedings before the arbitrator.  This subparagraph (e) is not applicable to court proceedings, in which event the parties recognize that applicable law shall govern and the matter will be decided by the court.

ARTICLE 22.  RECORDATION OF SHORT FORM NOTICE.  Lessor agrees to execute, upon request by Lessee, a short-form notice of this lease, which notice shall be for purposes of recordation in the real property records of Idaho County, Idaho.

ARTICLE 23.  NOTICES. Any notices required or permitted to be given to the Lessor hereunder shall be considered as delivered forty-eight (48) hours after the same shall have been deposited in the United States mail, duly registered, with postage thereon prepaid.  All notices given hereunder shall be addressed to the respective addresses given below:

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If to Lessor,

[Intentionally Omitted]

and if to Lessee,

New Jersey Mining Company

[Intentionally Omitted]

Said addresses for receiving notices may be changed by either party upon two (2) days previous notice to the other party.

ARTICLE 24.  INUREMENT. These presents shall inure to the benefit of and be binding upon the respective heirs, executors, administrators, successors and assigns of the parties hereto.

ARTICLE 25.  CONFIDENTIALITY  All information obtained or generated in connection with the performance of this lease agreement by the Lessee shall be the exclusive property of the Lessee.  The terms of this lease agreement and any and all information obtained or generated in connection with the performance of this lease agreement may not be disclosed to any third party or the public by the Lessor without the express prior written consent of the Lessee, except that prior written consent is not required if Lessor is required to disclose specific information to a governmental agency as required by pertinent law or regulation.

ARTICLE 26.  CONSTRUCTION. Titles to the respective articles hereof shall not be deemed a part of this lease but shall be regarded as having been used for convenience only.

ARTICLE 27. CHOICE OF LAW.  The parties agree the laws and courts of the State of Idaho shall be the venue and choice of law for resolution of any disputes between the parties.

ARTICLE 29. OTHER TERMS. This agreement is the complete agreement between the parties and no amendment of this agreement shall be deemed effective unless agreed to by all the parties in writing. A waiver of one or more terms of this agreement shall not constitute a waiver of any of the other terms of this agreement.

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 [Signature Page to Follow]

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IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the day and year first above written.

LESSOR

Green Future, LLC

By: _/s/John Ryan

Name/Title: John Ryan, President of the

Managing Member

[NOTARY]

LESSEE

New Jersey Mining Company

By: __/s/John Ryan

Name/Title: John Swallow/President

[NOTARY]

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Exhibit A

To the Lease of Unpatented Mining Claims

The following described real estate, situated in the County of Idaho, State of Idaho

The Red Elk Group of placer mining claims designated by the Surveyor General as Mineral Survey No. 2197, consisting of the Red Elk No. 1 and Red Elk No. 2 Patented Mining Claims in the Elk City Mining District and embracing a portion of Sections 32 and 33, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, more particularly described in Mineral Patent recorded June 22, 1909 in Book 1 of Mineral Patents at page 178, records of Idaho County, Idaho.

LESS that portion of the Red Elk No. 1 lying southerly from the South bank ordinary high water line of the South Fork of the Clearwater River.

The Elk No. 1 Group, consisting of the Elk No. 1, Alberta No. 1, Alberta No. 2, Alberta No. 4, Alberta No. 5, Alberta No. 6, Spotted Deer, Spotted Deer No. 2 and Spotted Deer No. 3, Spotted Deer No. 4 Lode mining claims, designated by the Surveyor General as Mineral Survey No. 2198, embracing a portion of Sections 30, 31 and 32, Township 29 North, Range 8 East, Boise Meridian, Idaho County, Idaho, in the Elk City Mining District, Idaho County, Idaho and more particularly described in Mineral Patent recorded June 22,1909 in Book 1 of Mineral Patents at page 183, records of Idaho County, Idaho.

The Wolverine Lode Mining Claim designated by the Surveyor General as Mineral Survey No. 2770 embracing a portion of Section 32, Township 29 North, Range 8 East, Boise Meridian, in the Elk City Mining District and more particularly described in Mineral Patent recorded November 15, 1939 in Book 3 of Mineral Patents at page 3, records of Idaho County, Idaho.  LESS any portion of the Wolverine Lode mining claim lying in the Spotted Deer Lode Claim in Mineral Survey No. 2198.

LESS State Highway Right of Way.

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